UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2022, Vinco Ventures, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”) with the United States Securities and Exchange Commission (the “SEC”) in a timely manner, which deadline was August 22, 2022 (as a result of the Company’s filing of a Form 12b-25 on August 15, 2022, which provided for the short extension of the otherwise August 15, 2022 deadline).

The Rule requires listed companies to timely file all required periodic reports with the SEC.

Under Nasdaq rules, the Company has 60 calendar days from the receipt of the Notice, or until October 17, 2022, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company up to 180 calendar days from the due date of the Form 10-Q, or until February 13, 2023, to regain compliance.

In response to the Notice, the Company intends to file the Form 10-Q as promptly as possible in order to regain compliance with the Rule and will submit a plan of compliance as required by the Rule.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2022, the Eighth Judicial District Court located in Clark County, Nevada (the “Court”) issued an order, that, among other things, directs the Company to (i) recognize John Colucci and Lisa King as co-CEOs of Vinco Ventures, Inc. (the “Company”) pending further order of the Court and (ii) appoint Ross Miller, Esq., as an interim, neutral, and independent party to serve as a third co-CEO of the Company pending further order of the Court. As a result of the Court’s order, Ms. King was re-instated as co-CEO and Mr. Miller was first appointed as co-CEO on August 19, 2022.

Lisa King, age 53, was elected to serve on the Company’s Board of Directors on October 14, 2021. Ms. King also served as the Company’s Chief Executive Officer, President from October 14, 2021 through sometime in late July, 2022. Ms. King was recognized as the Company’s co-Chief Executive Officer by the Court’s August 19, 2022 order. Ms. King has more than 25 years of professional experience as a marketing and branding leader, C-suite executive, and consultant. From January 2021 until October 2021, Ms. King served as the Chief Executive Officer of ZASH, where she, together with ZASH’s corporate founders, led the development of ZASH’s short- and long-term business strategies. From June 2021 Ms. King has served as one of ZASH’s designees to the board of managers of ZVV, and as of December 30, 2021, Ms. King resigned as ZASH’s designee to the board of managers of ZVV and was appointed as one of our appointees to the board of managers of ZVV. Ms. King is currently the Chairman, Chief Executive Office and controlling stockholder of Magnifi U Inc., a company that provides a learning experience platform for personal and professional development, which she founded in August 2020, of which ZASH is a minority stockholder and the Company is a lender. From January 2018 to December 2020, Ms. King served as the President of Daneli Partners, LLC, a leadership development company she co-founded. From June 2014 to January 2018, Ms. King served as the Managing Partner for Chase Design, a design consulting firm for consumer packaged goods companies, where she was in charge of global markets, sales and planning as well as customer business development. From June 2004 to May 2018, she served as the Senior Vice President of Marketing and as Creative Director for Raymour & Flanigan Furniture, an American furniture retail chain. Her other previous positions included serving as the Vice President of Advertising for Galyan’s Sports & Outdoor Adventure and as the Director of Advertising for Dick’s Sporting Goods. Ms. King is the author of the book, “Just Do You: Authenticity, Leadership and Your Personal Brand.” Ms. King received a Bachelor of Science degree in Business Administration from Indiana Wesleyan University in 2003.

Related Party Transactions

There is no arrangement or understanding between Ms. King and any other persons pursuant to which Ms. King was appointed as co-CEO. There are no family relationships between Ms. King and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Ms. King had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, except for certain loans from the Company to Magnifi U, Inc., an entity that Ms. King founded and serves as the CEO, as previously disclosed by the Company, in original principal amount of $1,500,000 and advances of approximately $1,550,000 from the Company to Magnifi U, which advances were used to pay Magnifi U’s payroll, benefits and other operating expenses.

Ms. King will be paid a salary of $385,000 for her role as the Company’s co-CEO. The Company and Ms. King have not entered into an employment agreement at this time.

Ross Miller, age 46, is currently a consultant for Silver Palm Group and serves an elected County Commissioner for Clark County, Nevada. He has previously served as President and CEO of BKB Global, a wholly owned subsidiary of DirecTV, and as Senior VP and General Counsel of Paragon Gaming, an international casino gaming company based in Las Vegas. Prior to that, he was elected Nevada’s Secretary of State from 2007 until 2014. His leadership is nationally recognized, as he was named a “Top 10 Rising Political Star” by the Washington Post, was selected as one of “24 Rising Stars in American Governance” by the Aspen Institute and was awarded a Rodel Fellowship in Public Leadership. He obtained his BA from Stanford University and holds JD and MBA degrees from Loyola Marymount University.

Related Party Transactions

There is no arrangement or understanding between Mr. Miller and any other persons pursuant to which Mr. Miller was appointed as co-CEO. There are no family relationships between Mr. Miller and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Miller had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The Company and Mr. Miller have not entered into an employment agreement at this time.

Item 7.01 Regulation FD Disclosure.

On August 23, 2022, the Company issued a press through the Company’s website announcing the postponement of the Special Meeting of the Company’s Stockholders scheduled for August 23, 2022. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On August 25, 2022, the Company issued a press release announcing the Company’s receipt of the Notice from Nasdaq on August 19, 2022. This press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

On August 25, 2022 the Company issued a press release announcing the Company’ recent leadership changes. This press release is filed as Exhibit 99.3 to this Current Report on Form 8-K.

The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated August 23, 2022
99.2	Press release dated August 25, 2022
99.3	Press release dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2022

VINCO VENTURES, INC.

By:	/s/ John Colucci
Name:	John Colucci
Title:	co-Chief Executive Officer

By:	/s/ Lisa King
Name:	Lisa King
Title:	co-Chief Executive Officer

By:	/s/ Ross Miller
Name:	Ross Miller
Title:	co-Chief Executive Officer